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                                                                     Exhibit 4.3


                               SECURITY AGREEMENT

       SECURITY AGREEMENT (this "Agreement"), dated as of August 16, 2002, among REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company (the "Borrower"), N&T RAILWAY COMPANY LLC, a Delaware limited liability company ("N&T") and BLUE STEEL CAPITAL CORP., a Delaware corporation ("Blue Steel" and collectively with N&T, the "Guarantors"), (the Borrower and the Guarantors being collectively referred to herein as the "Companies" and individually as a "Company"), FLEET CAPITAL CORPORATION, as administrative agent (hereinafter, in such capacity, the "Administrative Agent") for itself and the other lending institutions (hereinafter, collectively, the "Lenders") which are or may become parties to a Revolving Credit Agreement of even date herewith (as amended and in effect from time to time, the "Credit Agreement") among the Companies, the Lenders, the Administrative Agent and the other parties thereto.

       WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise extend credit to the Borrower;

       WHEREAS, each of the Companies is a member of a group of related companies, the success of any one of which is dependent in part on the success of other members of the group;

       WHEREAS, each of the Guarantors expects to receive substantial direct and indirect benefits from the making of loans and other extensions of credit to the Borrower by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);

       WHEREAS, each of the Guarantors has issued a Guaranty in favor of the Administrative Agent and the Lenders pursuant to (S)6.2 of the Credit Agreement, pursuant to which such Person has guaranteed the payment and performance of the Obligations;

       WHEREAS, it is a condition precedent to the Lenders' making any loans or otherwise extending credit to the Borrower under the Credit Agreement that the Companies execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a security agreement in substantially the form hereof; and

       WHEREAS, each Company wishes to grant a security interest in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as herein provided;

       NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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       1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term "State", as used herein, means the State of New York. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in
Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in such Article 9.

       2. Grant of Security Interest.

              2.1. Collateral Granted. Each Company hereby grants to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all of the following properties, assets and rights of such Company, as applicable, whether now owned or hereafter acquired or arising, and all proceeds (including insurance proceeds) and products thereof and all general intangibles, documents and instruments relating to any of the following (all of the same being hereinafter called the "Collateral"):

              (a) all inventory, including raw materials, work in progress and finished goods;

              (b) all deposit accounts (other than Collateral Accounts (as defined in the Pledge Intercreditor Agreement) in the name of the Trustee), accounts, including accounts receivable, chattel paper, and insurance refund claims and all other insurance claims and proceeds to which the Administrative Agent is entitled pursuant to the provisions of
       (S)8.7 of the Credit Agreement;

              (c)    all rights to all short term Investments described in
       (S)9.3 of the Credit Agreement constituting proceeds of Collateral described in (a) or (b), and to the extent such Investments do not constitute Collateral for the Notes, together with all income therefrom and increases therein;

              (d) all patents, trademarks, trade names, including without limitation, all right, title and interest of such Company in and to the trademarks, service marks, registrations of trademarks and service marks and applications therefor, patents and applications for patents set forth on the attached Exhibit A (collectively, the "Patents and Trademarks"), together with all right, title and interest of such Company in and to all patents and trademarks which such Company may hereinafter acquire, the right to file and prosecute applications for patents and trademarks, including the Patents and Trademarks, and similar intellectual property anywhere in the world and the good will of the business connected with the use of and symbolized by the Patents and Trademarks, together with all assets which uniquely reflect the good will of the business of such Company, including but not limited to, such Company's trade names,

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       customer lists, trade secrets, corporate and other business records, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, descriptions, inventions, name plates, catalogues, copyrights, dealer contracts, supplier contracts, distribution agreements, confidential information, consulting agreements, engineering contracts and engineering drawings (all of the foregoing of each Company described in this clause
       (d) collectively referred to herein as the "Intellectual Property"), provided, however that the Collateral shall not include any Intellectual Property consisting of such Company's patents that both (i) relate to equipment and (ii) are not Cast-Roll Intellectual Property, as defined hereinafter, provided further, however, that the Collateral shall include any of such Company's Patents that relate to any Company's processes (industrial or otherwise) or manufacturing methods; and

              (e) all furniture, fixtures, equipment, raw materials, inventory, or other goods associated with or used in connection with the Canton Cast-Roll Facility (all of the foregoing of each Company described in this clause (e) collectively referred to herein as the "Canton Fixed Assets"), and all insurance refund claims and all other insurance claims, tort claims, chattel paper and all general intangibles related to the Canton Fixed Assets (including, without limitation, all patents of such Company relating to equipment used exclusively at the Canton Cast-Roll Facility (all such patents of each Company collectively referred to herein as the "Cast-Roll Intellectual Property")).

              2.2. Excluded Collateral. Notwithstanding the foregoing provisions of this (S)2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper, general intangibles and intellectual property which are now or hereafter held by any Company as licensee, lessee or otherwise, to the extent that, after giving effect to the provisions of (S)(S)9-406, 407 and 408 of the Uniform Commercial Code, (i) such chattel paper, general intangibles and intellectual property are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper, general intangibles and intellectual property to the extent that the assignment or encumbering of such proceeds is not so restricted and
       (B) following the receipt of consent from licensor, lessor or other applicable party with respect to any such otherwise excluded chattel paper, general intangibles and intellectual property, such chattel paper, general intangibles and intellectual property as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

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       3. Authorization to File Financing Statements. Each Company hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as described in (S)2 above or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Company is an organization, the type of organization and any organizational identification number issued to such Company and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Company agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent's request. Each Company also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

       4. Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Collateral, each Company agrees, in each case at such Company's expense, to take the following actions with respect to the following Collateral, as applicable, and without limitation on such Company's other obligations contained in this Agreement:

              4.1. Promissory Notes and Tangible Chattel Paper. If any Company shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper constituting Collateral, such Company shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

              4.2. Investment Property. Without limiting (S)5.1 hereof, if any Company shall, now or at any time hereafter, hold or acquire any certificated securities constituting Collateral described in (S)2 above, such Company shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Company constituting Collateral described in (S)2 above, are uncertificated and are issued to such Company or its nominee directly by the issuer thereof, such Company shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) cause the issuer to agree to comply without further consent of such Company or such nominee, at any time with instructions

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       from the Administrative Agent as to such securities, or (b) arrange for the Administrative Agent to become the registered owner of the securities. If any securities constituting Collateral described in (S)2 above, whether certificated or uncertificated, or other investment property, now or hereafter acquired by any Company are held by such Company or its nominee through a securities intermediary or commodity intermediary, such Company shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Company or such nominee, at any time with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such investment property, with such Company being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Administrative Agent agrees with each Company that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary.

              4.3. Collateral in the Possession of a Bailee. If any Collateral is, now or at any time hereafter, in the possession of a bailee, the applicable Company shall promptly notify the Administrative Agent thereof and, at the Administrative Agent's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and such bailee's agreement to comply, without further consent of such Company, at any time with instructions of the Administrative Agent as to such Collateral. The Administrative Agent agrees with each Company that the Administrative Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Company with respect to the bailee.

              4.4. Electronic Chattel Paper and Transferable Records. If any Company, now or at any time hereafter, holds or acquires an interest in any

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       Collateral consisting of electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in (S)16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Company shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under (S)9-105 of the Uniform Commercial Code in effect in such jurisdiction, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be,
       (S)16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with each Company that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent's loss of control, for such Company to make alterations to the electronic chattel paper or transferable record permitted under (S)9-105 of the Uniform Commercial Code or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or
       (S)16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Company with respect to such electronic chattel paper or transferable record.

              4.5. Letter-of-credit Rights. If any Company is, now or at any time hereafter, a beneficiary under a letter of credit constituting Collateral described in (S)2 above, such Company shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Company shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of the letter of credit or (b) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied to the Obligations as provided in the Credit Agreement.

              4.6. Commercial Tort Claims. If any Company shall, now or at any time hereafter, hold or acquire a commercial tort claim in respect of any Collateral described in (S)2 above, such Company shall immediately notify the Administrative Agent in a writing signed by such Company of the particulars thereof and grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent and the Administrative Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

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              4.7. Other Actions as to any and all Collateral. Each Company
       further agrees, upon the request of the Administrative Agent and at the Administrative Agent's option, to take any and all other actions as the Administrative Agent may reasonably determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in any and all of the Collateral, including, without limitation,
       (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code as in effect in any relevant jurisdiction, to the extent, if any, that such Company's signature thereon is required therefor, (b) causing the Administrative Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (d) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Administrative Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) using commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Administrative Agent and (f) taking all actions under any other law, as reasonably determined by the Administrative Agent to be applicable in any foreign jurisdiction.

       5. Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by any Company to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Administrative Agent or any Lender hereunder. In addition to the provisions of this Agreement being so read and construed with any such mortgage or deed of trust, the provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.

              5.1. Pledge Agreements. Concurrently herewith each of the Borrower and the Parent is executing and delivering to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a pledge agreement pursuant to which the Borrower is pledging to the Administrative Agent all of the shares of capital stock or membership interests, as the case may be, of each of the Subsidiary Guarantors and the Parent is pledging to the Administrative Agent all of the capital stock or membership interests of the Borrower. Such

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       pledges shall be governed by the terms of such pledge agreements and not by the terms of this Agreement.

              5.2. Patent and Trademark Assignments. Concurrently herewith the Borrower is executing and delivering to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the Patent Assignment and the Trademark Assignment pursuant to which the Borrower is assigning to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, certain Collateral consisting of patents and patent rights and trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of the Patent Assignment and the Trademark Assignment are supplemental to the provisions of this Agreement, and nothing contained in the Patent Assignment or the Trademark Assignment shall derogate from any of the rights or remedies of the Administrative Agent or any Lender hereunder. Neither the delivery of, nor anything contained in, the Patent Assignment or the Trademark Assignment shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

       6. Representations and Warranties Concerning Companies' Legal Status. Each Company has previously delivered to the Administrative Agent a certificate signed by such Company and entitled "Perfection Certificate" (each a "Perfection Certificate"). Each Company represents and warrants to the Administrative Agent and the Lenders as follows: (a) such Company's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) such Company is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth such Company's organizational identification number or accurately states that such Company has none, (d) the Perfection Certificate accurately sets forth such Company's place of business or, if more than one, its chief executive office, as well as such Company's mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to such Company and the Collateral is accurate and complete and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by such Company.

       7. Covenants Concerning Companies' Legal Status. Each Company covenants with the Administrative Agent and the Lenders as follows: (a) without providing at least thirty (30) days prior written notice to the Administrative Agent, such Company will not change its name, (b) if such Company changes its mailing address or organizational identification number if it has one, or if such Company does not have an organizational identification number, if such Company later obtains one, such Company will forthwith notify the Administrative Agent of its new mailing address or organizational identification number, and (c) except as otherwise permitted by (S)8.6 of the Credit Agreement, such Company will not change its type of organization or jurisdiction of organization without the prior written consent of the Administrative Agent.

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       8. Representations and Warranties Concerning Collateral, Etc. Each
Company further represents and warrants to the Administrative Agent and the Lenders as follows: (a) such Company is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse Lien, except for the security interest created by this Agreement and Permitted Liens, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in (S)9-102(a)(34) of the Uniform Commercial Code of the State, (c) as of the Effective Date, such Company holds no commercial tort claim, (d) except where non-compliance would not have a Material Adverse Effect, such Company has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (e) there has been no change in any of such information since the date on which the Perfection Certificate was signed by such Company.

       9. Covenants Concerning Collateral, Etc. Each Company further covenants with the Administrative Agent and the Lenders as follows: (a) the Collateral, to the extent not delivered to the Administrative Agent pursuant to (S)4, will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Administrative Agent unless such Collateral is removed to another location in which the Administrative Agent has a perfected security interest, (b) except for the security interest herein granted and Permitted Liens, such Company shall be the owner of or have other rights in the Collateral free from any right or claim of any other person or any Lien, and such Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Administrative Agent or any Lender, (c) such Company shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any person, other than the Administrative Agent, other than Permitted Liens, (d) such Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (e) such Company will permit the Administrative Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) such Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, except as permitted by (S)8.8 of the Credit Agreement, (g) such Company has at all times operated and will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, except where the failure to do so would not have a Material Adverse Effect and (h) such Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for dispositions permitted by (S)9.6 of the Credit Agreement.

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       10. Collateral Protection Expenses; Preservation of Collateral.

              10.1. Expenses Incurred by Administrative Agent. In the Administrative Agent's discretion, if any Company fails to do so, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Companies jointly and severally agree to reimburse the Administrative Agent on demand for any and all expenditures so made. The Administrative Agent shall have no obligation to any Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

              10.2. Administrative Agent's Obligations and Duties. Anything herein to the contrary notwithstanding, each Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Company thereunder. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to any of the Collateral, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent, or any Lender may be entitled at any time or times. The Administrative Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under (S)9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.

       11. Securities and Deposits. The Administrative Agent may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. The Administrative Agent may at any time during an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from the Administrative Agent or any of the Lenders to any Company may be applied to or set off against any of the Obligations.

         12. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each Company shall, at the request and option of the Administrative Agent, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Administrative Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent's agent therefor, and the Administrative Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon such Company, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, each Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Company as trustee for the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without commingling the same with other funds of such Company and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. The Administrative Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Administrative Agent to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

         13. Power of Attorney.

             13.1. Appointment and Powers of Administrative Agent. Each Company hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Administrative Agent's own name, for the purpose of carrying out the terms of this Agreement, to take (while an Event of Default shall have occurred and be continuing) any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Company, without notice to or assent by such Company, to do the following:

                   (a) upon the occurrence and during the continuance of an
             Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at such Company's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Company might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and
             (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                   (b) regardless of whether or not an Event of Default has
             occurred and is continuing, to the extent that such Company's authorization given in (S)3 is not sufficient, to file such financing statements with respect hereto, with or without such Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require such Company's signature.

             13.2. Ratification by Company. To the extent permitted by law, such Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

             13.3. No Duty on Administrative Agent. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the Lenders in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Company for any act or failure to act, except for the Administrative Agent's own gross negligence or willful misconduct.

         14. Rights and Remedies. Subject to the provisions of the Credit Agreement, if an Event of Default shall have occurred and be continuing, the Administrative Agent, without any other notice to or demand upon any Company, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as such Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its discretion require such Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Company's principal office(s) or at such other locations as the Administrative Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to such Company at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Company hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, such Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

         15. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Company acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or
(l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Company acknowledges that the purpose of this ss.15 is to provide non-exhaustive indications of what actions or omissions by the

Administrative Agent would fulfill the Administrative Agent's duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this
(S)15. Without limitation upon the foregoing, nothing contained in this (S)15 shall be construed to grant any rights to any Company or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this (S)15.

         16. No Waiver by Administrative Agent, etc. The Administrative Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent with the consent of the Majority Lenders. No delay or omission on the part of the Administrative Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Administrative Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

         17. Suretyship Waivers by Companies. Each Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in (S)10.2. Each Company further waives any and all other suretyship defenses.

         18. Marshalling. Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

         19. Proceeds of Dispositions; Expenses. The Companies jointly and severally agree to pay to the Administrative Agent on demand any and all reasonable expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent's rights and remedies under or in respect of any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the applicable Company. In the absence of final payment and satisfaction in full of all of the Obligations, each Company shall remain liable for any deficiency.

         20. Overdue Amounts. Until paid, all amounts due and payable by each Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

         21. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Company agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made by mail at the address for such Company specified in ss.20 of the Credit Agreement. Each Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         22. Waiver of Jury Trial. EACH OF THE PARTIES WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Company (a) certifies that neither the Administrative Agent or any Lender nor any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this (S)22.

         23. Termination. At such time as all of the Obligations have been finally paid and satisfied in full in cash and all Commitments have been terminated, this Agreement shall terminate and the Administrative Agent shall, upon the written request and at the expense of the Companies, execute and deliver to the Companies all releases, assignments and other instruments as may be necessary or proper to terminate the Administrative Agent's security interest granted hereunder, as fully as if this Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Administrative Agent pursuant hereto. Upon the sale of any Collateral in accordance with the provisions of the Credit Agreement and this Agreement, the Administrative Agent shall, upon the written request and at the expense of the Companies, execute and deliver to the Companies, all releases, assignments and other instruments as may be necessary or proper to terminate the Administrative Agent's security interest in such Collateral. Notwithstanding the foregoing, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Administrative Agent, or any Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, upon the appointment of any intervenor or conservator of, or trustee or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

         24. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Company acknowledges receipt of a copy of this Agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each Company has caused this Security Agreement to be duly executed as of the date first above written.

                                     REPUBLIC ENGINEERED PRODUCTS LLC


                                     By:    /s/ Michael Psaros
                                         ---------------------------------------
                                         Name:  Michael Psaros
                                         Title: President


                                     BLUE STEEL CAPITAL CORP.


                                     By:    /s/ Michael Psaros
                                         ---------------------------------------
                                         Name:  Michael Psaros
                                         Title: President


                                     N&T RAILWAY COMPANY LLC


                                     By: REPUBLIC ENGINEERED PRODUCTS LLC
                                                Its Sole Member

                                     By:    /s/ Michael Psaros
                                         ---------------------------------------
                                         Name:  Michael Psaros
                                         Title: President

Accepted:

FLEET CAPITAL
CORPORATION, as
Administrative Agent

By:   /s/ Joseph W. Johnson, Jr.
    --------------------------------
    Name: Joseph W. Johnson, Jr.
    Title: Vice President

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF NEW YORK                  )
                                                   )  ss.
COUNTY OF KINGS (certificate filed in New York)    )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 16th day of August, 2002, personally appeared Michael Psaros to me known personally, and who, being by me duly sworn, deposes and says that he is the President of Republic Engineered Products LLC, and that said instrument was signed and sealed on behalf of said limited liability company by authority of the Board of Managers, and said person acknowledged said instrument to be the free act and deed of said limited liability company.

                                            /s/ Roberto J. Gonzalez
                                            ----------------------------
                                            Notary Public
                                            My commission expires:  July 1, 2006

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF NEW YORK                  )
                                                   )  ss.
COUNTY OF KINGS (certificate filed in New York)    )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 16th day of August, 2002, personally appeared Michael Psaros to me known personally, and who, being by me duly sworn, deposes and says that he is the President of Blue Steel Capital Corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said person acknowledged said instrument to be the free act and deed of said corporation.


                                            /s/ Roberto J. Gonzalez
                                            ----------------------------
                                            Notary Public
                                            My commission expires:  July 1, 2006

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF NEW YORK                  )
                                                   )  ss.
COUNTY OF KINGS CERTIFICATE FILED IN NEW YORK      )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 16th day of August, 2002, personally appeared
Michael Psaros to me known personally, and who, being by me duly sworn, deposes and says that he is the President of N&T Railway Company LLC, and that said instrument was signed and sealed on behalf of said limited liability company by authority of The Board of Managers, and said person acknowledged said instrument to be the free act and deed of said limited liability company.


                                          /s/ Robert J. Gonzalez
                                          _______________________________
                                          Notary Public
                                          My commission expires: July 1, 2006

                                    Exhibit A